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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [*]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

               AN AMENDMENT TO THE LABEL SUPPLY AGREEMENT BETWEEN
                 OWENS-ILLINOIS LABELS, INC. AND USA DETERGENTS
                      WHICH WAS EFFECTIVE JANUARY 1, 1997.

Owens-Illinois Labels, Inc. will:

     1.   Amend its current price list per attachment.

     2.   Award an additional [*] for all labels purchased as listed below. [*]

     3. Attach the label supply agreement as an amendment to the Owens-Brockway Plastics Supply Agreement dated November 29, 1994.

USA Detergents in consideration of this amendment will:

     1. Assure that all label types and sizes listed in the original Label Supply Agreement will be supplied by Owens-Illinois Labels, Inc. including any labels currently placed with competition.

     2. Give a [*] commitment for Owens-Illinois Labels, Inc. to provide [*] of its powdered detergent scoop requirements. Proposal Attached.

Labels (all designs and sizes) subject to [*] performance price rebate:
      [*]

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Owens-Illinois Labels Inc.                           USA Detergents Inc.

By  /s/ David L. Andrulonis                          By  /s/ Dan Parker
    ----------------------------------------             ---------------------------------------

Title  V.P. Sales and Business Unit Manager          Title   Vice President Materials Management
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